Exhibit 99.1

DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:                      October 9, 2009

Contacts:               Kevin T. Bottomley                                                                                     L. Mark Panella
President and CEO                                                                                     Executive Vice President and CFO

Phone:                    (978) 739-0263                                                                                           (978) 739-0217
Email:                     kevin.bottomley@danversbank.com                                                        mark.panella@danversbank.com

Danvers Bancorp, Inc. Stockholders Vote to Approve
Acquisition of Beverly National Corporation

DANVERS, MASSACHUSETTS (October 9, 2009):  Danvers Bancorp, Inc. (NASDAQ:  DNBK) (“Danvers”) announced that at a special meeting of its stockholders held on October 9, 2009, Danvers stockholders voted to approve the Agreement and Plan of Merger by and between Danvers and Beverly National Corporation (NYSE Amex:  BNV), dated as of June 16, 2009, pursuant to which Beverly National Corporation will merge with and into Danvers.

The shareholders of Beverly National Corporation voted to approve the Agreement and Plan of Merger on October 8, 2009.

The Company anticipates that the merger will be consummated on or about October 30, 2009, subject to the receipt of all required regulatory approvals and certain other closing conditions.

Company Profile

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts.  Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, we have grown to $1.8 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 16 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Malden, Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington, and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including commercial and industrial, commercial real estate loans, owner-occupied residential mortgages and consumer loans, and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers; funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services.  Additional information about Danvers and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions.  These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations.  These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or

DANVERS BANCORP, INC.

at all; (2) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (3) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; and (4) costs or difficulties related to the integration of the businesses following the merger.  For additional factors that may affect future results, please see Danvers’ filings with the Securities and Exchange Commission (the “SEC”), including Danvers’ Annual Report on Form 10-K for the year ended December 31, 2008.  Danvers undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

Additional Information About this Transaction

In connection with the proposed merger, Danvers has filed a registration statement on Form S-4 with the SEC containing a proxy statement/prospectus dated August 28, 2009, which has been mailed to Danvers stockholders.  Investors are urged to read these materials, and any other documents filed with the SEC, because they contain or will contain important information.  You may obtain a free copy of the registration statement, proxy statement/prospectus and other related documents filed by Danvers and Beverly with the SEC at the SEC’s website at www.sec.gov.  The registration statement, proxy statement/prospectus (when available) and any other document filed with the SEC may also be obtained at no charge by accessing Danvers’ website at www.danversbank.com under the heading “Investor Relations” and then under the heading “SEC Filings.”